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                                                                     Exhibit 5.1



                                  June 7, 2002


Navistar International Corporation
4201 Winfield Road
P.O. Box 1488
Warrenville, Illinois 60555

Navistar Financial Corporation
2850 West Golf Road
Rolling Meadows, Illinois 60008



         Re:      NAVISTAR INTERNATIONAL CORPORATION
                  NAVISTAR FINANCIAL CORPORATION
                  REGISTRATION STATEMENT ON FORM S-3 (NO. 333-87716-01)

Ladies and Gentlemen:

         We are issuing this letter in our capacity as special counsel for Navistar Financial Corporation, a Delaware corporation ("NAVISTAR FINANCIAL"), and Navistar International Corporation, a Delaware corporation ("NAVISTAR"), in connection with the proposed registration under the Securities Act of 1933, as amended (the "ACT") on a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about June 7, 2002 of $220,000,000 4.75% Subordinated Exchangeable Notes due 2009 of Navistar Financial (the "NOTES") and the 3,947,605 shares of Navistar common stock, par value .10 per share, issuable upon exchange of the Notes (the "NAVISTAR COMMON STOCK").

         In connection with the preparation of this letter, we have among other things read:

         (a) an executed original of the Purchase Agreement dated March 18, 2002 (the "PURCHASE AGREEMENT") among Navistar Financial, Navistar and Banc of America Securities LLC and Salomon Smith Barney Inc (the "REPRESENTATIVES"), as representatives of the several initial purchasers named therein;


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         (b)      an executed original of the Indenture dated as of March 25,
                  2002, among Navistar Financial, Navistar and BNY Midwest Trust Company, as trustee (the "INDENTURE") and the Notes to be delivered on the date hereof;

         (c) an executed original of the Registration Rights Agreement, dated as of March 25, 2002, (the "REGISTRATION RIGHTS AGREEMENT") among Navistar Financial, Navistar and the Representatives;

         (d) a certified copy of resolutions adopted by the Board of Directors of Navistar Financial on March 13, 2002, a certified copy of resolutions adopted on March 18, 2002 by the Pricing Committee of Navistar Financial's Board of Directors, a certified copy of resolutions adopted by the Board of Directors of Navistar on February 19, 2002, and a certified copy of resolutions adopted on March 18, 2002 by the Pricing Committee of Navistar's Board of Directors; and

         (e) copies of all certificates and other documents delivered in connection with the sale of the Notes on March 25, 2002 and the consummation of the other transactions contemplated by the Purchase Agreement.

         The term "TRANSACTION DOCUMENTS" is used in this letter to collectively refer to the Purchase Agreement, the Indenture, the Notes and the Registration Rights Agreement.

         For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than Navistar and Navistar Financial, and the due authorization, execution and delivery of all documents by the parties thereto other than Navistar and Navistar Financial. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Navistar and Navistar Financial and others.

         Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

1. The Notes constitute binding obligations of Navistar Financial and are enforceable against Navistar Financial in accordance with their terms.

2. The Navistar Common Stock to be issued upon exchange of the Notes, when issued and delivered by Navistar in exchange for the Notes as provided in the Indenture, will be validly issued, fully paid and non-assessable, when, as and if appropriate certificates are duly countersigned by Navistar's transfer agent/registrar.


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                                o o o o o o o o o

         In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Transaction Documents and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by Navistar Financial and Navistar or their representatives; and
(iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

         Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York and the General Corporation Law of the State of Delaware (under which Navistar and Navistar Financial are incorporated).

         Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

                  We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Notes and the Navistar Common Stock.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.


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                  This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and our opinion of even date herewith as Exhibit
8.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Commission.



                                                Very truly yours,

                                                KIRKLAND & ELLIS